Exhibit 99.1

Cubic Reports Second Quarter Fiscal Year 2019 Results;

Delivers Strong Growth, Confirms Guidance and Introduces Adjusted EPS

SAN DIEGO – May 2, 2019 – Cubic Corporation (NYSE: CUB) today announced its financial results for the second quarter, ended March 31, 2019.

Cubic also announced that it will include in the presentation of its financials and full-year guidance, an adjusted (non-GAAP) view of earnings per share (EPS) that excludes items that it believes are not part of Cubic’s core operating performance. This additional guidance, while not a substitute for financial measures prepared in accordance with GAAP, allows for improved transparency for the investment community in the review of the company’s financial and operational performance. Additional information regarding non-GAAP measures and reconciliations of historical GAAP amounts to adjusted non-GAAP amounts are provided within this release.

Second Quarter Fiscal Year 2019 Highlights

•	Second quarter sales of $337.3 million, up 21% year-over-year
•

Second quarter operating loss of $6.5 million, compared to a loss of $1.7 million in the second quarter of fiscal 2018; impacted by acquisition-related expenses and amortization of purchased intangibles

•	Second quarter net loss from continuing operations attributable to Cubic of $8.0 million, or $0.26 per share; second quarter Adjusted EPS of $0.24, up 9% year-over-year
•	Second quarter Adjusted EBITDA of $19.4 million, up 23% year-over-year
•

Secure Communications contracts expected to create value and position Cubic for new opportunities: Naval Air Systems Command (NAVAIR) award to provide Full Motion Video system for the MH-60S Multi-Mission Helicopter program and a subcontract award to provide wideband SATCOM and Common Data Link for Boeing’s MQ-25 Unmanned Aircraft System

•	Confirmed fiscal 2019 sales and Adjusted EBITDA guidance; introduced new Adjusted EPS guidance

“We are pleased with our second quarter performance and strong growth in the first half of fiscal year 2019, driven by transportation project execution and demand for our mission solutions products that we expect to continue to drive robust growth,” said Bradley H. Feldmann, chairman, president and chief executive officer of Cubic Corporation. “In addition, we are thrilled to be working with Apple to bring Apple Pay to U.S. transit systems. Cubic prides itself in developing enhanced technologies, features and applications for our customers to make journeys easier and more efficient."

Financial Results Summary

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(in millions, except per share data)
Sales	$337.3	$278.6	$642.6	$527.0
Operating loss	(6.5)	(1.7)	(7.1)	(13.6)
Adjusted EBITDA (1)	19.4	15.8	39.4	27.3
Adjusted net income (1)	7.6	6.1	16.7	8.6

Loss from continuing operations attributable to Cubic before income taxes	$(11.8)	$(1.9)	$(16.0)	$(16.1)
Income tax provision (benefit) from continuing operations attributable to Cubic	(3.7)	1.4	(1.3)	(1.3)
Net loss from continuing operations attributable to Cubic	$(8.0)	$(3.3)	$(14.6)	$(14.8)
Loss per share from continuing operations attributable to Cubic	$(0.26)	$(0.12)	$(0.49)	$(0.54)
Adjusted earnings per share (1)	$0.24	$0.22	$0.56	$0.32
Acquisition-related expenses, excluding amortization (1)	$6.1	$0.5	$8.6	$1.9
Strategic and IT system resource planning expenses (1)	2.3	5.7	3.9	13.7
Depreciation and amortization	17.6	11.1	33.6	23.5
Research and development expense	13.8	14.2	25.8	26.2

(1)	See the section below titled “Use of Non-GAAP Financial Information” for additional information regarding Non-GAAP financial measures.

Recently Adopted Accounting Pronouncements

Effective October 1, 2018, Cubic adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), using the modified retrospective transition method. The adoption of ASC 606 resulted in a change in the Company’s significant accounting policy regarding revenue recognition and resulted in changes to Cubic’s accounting policies regarding contract estimates, backlog, inventory, contract assets, long-term capitalized contract costs and contract liabilities. See “New Accounting Standards Implemented” in Cubic’s Form 10-Q for disclosure of the impact of ASC 606.

Consolidated Second Quarter Fiscal Year 2019 Results

Sales for the second quarter of fiscal 2019 increased 21% to $337.3 million, compared to $278.6 million in the second quarter of fiscal 2018, reflecting growth from Cubic Transportation Systems and Cubic Mission Solutions. The adoption of the new revenue recognition standard, described above, increased sales by $27.7 million, with more than half of that increase driven by organic growth from Cubic’s next-generation fare payment system contract in Boston. Foreign currency translation had an unfavorable impact of $7.2 million.

Operating loss in the second quarter of fiscal 2019 was $6.5 million, compared to a loss of $1.7 million in the second quarter of fiscal 2018. Operating results were impacted by the accounting for businesses acquired during fiscal 2019, including acquisition-related expenses and amortization of purchased intangibles. Foreign currency translation had an unfavorable impact of $1.3 million.

Adjusted EBITDA in the second quarter of fiscal 2019 increased 23% to $19.4 million, compared to $15.8 million in the second quarter of fiscal 2018. Foreign currency translation had an unfavorable impact of $1.4 million.

Net loss from continuing operations attributable to Cubic in the second quarter of fiscal 2019 was $8.0 million, compared to a net loss of $3.3 million in the second quarter of fiscal 2018. Adjusted net income was $7.6 million or $0.24 per share in the second quarter of fiscal 2019, compared to $6.1 million or $0.22 per share in the second quarter of fiscal 2018,  reflecting higher Adjusted EBITDA, partially offset by an increase in shares outstanding and higher depreciation and interest expense.

Net cash used in continuing operations was $22.5 million in the second quarter of fiscal 2019, compared to net cash provided by continuing operations of $12.5 million in the second quarter of fiscal 2018.

Reportable Segment Results

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Sales:	(in millions)
Cubic Transportation Systems	$200.7	$167.0	$382.5	$313.5
Cubic Mission Solutions	61.9	36.1	108.3	69.2
Cubic Global Defense	74.7	75.5	151.8	144.3
Total sales	$337.3	$278.6	$642.6	$527.0

Operating income (loss):
Cubic Transportation Systems	$8.8	$14.2	$19.8	$24.1
Cubic Mission Solutions	(8.5)	(7.8)	(13.4)	(16.7)
Cubic Global Defense	5.2	5.3	8.1	6.7
Unallocated corporate expenses	(12.0)	(13.4)	(21.6)	(27.7)
Total operating income (loss)	$(6.5)	$(1.7)	$(7.1)	$(13.6)

Adjusted EBITDA:
Cubic Transportation Systems	$20.4	$17.2	$39.8	$30.6
Cubic Mission Solutions	(0.1)	(2.0)	0.6	(3.7)
Cubic Global Defense	6.5	7.4	12.2	11.6
Unallocated corporate expenses	(7.4)	(6.8)	(13.2)	(11.2)
Total Adjusted EBITDA	$19.4	$15.8	$39.4	$27.3

Cubic Transportation Systems (CTS)

CTS sales increased 20% to $200.7 million in the second quarter of fiscal 2019, compared to $167.0 million in the second quarter of fiscal 2018, including the impact of the adoption of the new revenue recognition standard. Sales were higher in the U.S. primarily due to revenue from system development on the New York and Boston next-generation fare payment systems contracts, as well as sales from the acquisitions of Trafficware and GRIDSMART. Foreign currency translation had an unfavorable impact of $6.3 million.

CTS Adjusted EBITDA increased 19% to $20.4 million in the second quarter of fiscal 2019, compared to $17.2 million in the second quarter of fiscal 2018. The increase in Adjusted EBITDA reflects higher sales, partially offset by foreign currency translation, which had an unfavorable impact of $1.3 million.

Cubic Mission Solutions (CMS)

CMS sales increased 71% to $61.9 million in the second quarter of fiscal 2019, compared to $36.1 million in the second quarter of fiscal 2018, reflecting increased sales of expeditionary satellite communications products, secure network products, and command and control, intelligence, surveillance and reconnaissance (C2ISR) products.

CMS Adjusted EBITDA improved to a loss of $0.1 million in the second quarter of fiscal 2019 from a loss of $2.0 million in the second quarter of fiscal 2018. Adjusted EBITDA was impacted by an increase in research and development expenditures of $2.3 million.

Cubic Global Defense (CGD)

CGD sales were $74.7 million in the second quarter of fiscal 2019, compared to $75.5 million in the second quarter of fiscal 2018. Foreign currency translation had an unfavorable impact of $0.9 million.

CGD Adjusted EBITDA decreased 12% to $6.5 million in the second quarter of fiscal 2019, compared to $7.4 million in the second quarter of fiscal 2018, reflecting program mix. Foreign currency translation had an unfavorable impact of $0.1 million.

Backlog

Total backlog decreased by $268.9 million from September 30, 2018 to March 31, 2019. Foreign currency translation had an unfavorable impact of $10.2 million.

	March 31,	September 30,
	2019	2018
	(in millions)
Total backlog
Cubic Transportation Systems	$3,276.3	$3,544.9
Cubic Mission Solutions	186.6	77.0
Cubic Global Defense	332.7	442.6
Total	$3,795.6	$4,064.5

Fiscal 2019 Full Year Guidance(1)

•	Sales: $1,400 million to $1,475 million (unchanged from prior guidance)
•	Adjusted EBITDA: $140 million to $160 million (unchanged from prior guidance)
•	Adjusted EPS: $2.85 to $3.50 (new guidance)

(1)	Constant foreign currency exchange. Includes impact of adoption of ASC 606.

Conference Call and Webcast

Cubic will host a conference call today, Thursday, May 2 at 5:00 p.m. Eastern Time to present second quarter results. Access the live audio webcast via: https://event.webcasts.com/starthere.jsp?ei=1240778&tp_key=efadb6f6ee

An archive of the webcast and presentation materials will be made available on the Investor Relations section of Cubic’s website at https://www.cubic.com/investor-relations/financials.

Financial analysts and institutional investors are invited to dial:

•	877-407-9708
•	201-689-8259 (international)

To avoid delay in the start time, please dial in beginning 4:45 p.m. Eastern Time.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit www.cubic.com or on Twitter @CubicCorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about our expectations regarding future events or our future financial and/or operating performance, including achieving our fiscal 2019 full year guidance. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: our dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify our contracts with them; the effects of potential sequestration on our contracts; our assumptions covering behavior by public transit authorities; our ability to successfully integrate new companies, including Trafficware, GRIDSMART and Nuvotronics, into our business and to properly assess the effects of such integration on our financial condition; the U.S. government’s increased emphasis on awarding contracts to small businesses, and our ability to retain existing contracts or win new contracts under competitive bidding processes; negative audits by the U.S. government; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which we do business or intend to do business; competition and technology changes in the defense and transportation industries; the change in the way transit agencies pay for transit systems; our ability to accurately estimate the time and resources necessary to satisfy obligations under our contracts; the effect of adverse regulatory changes on our ability to sell products and services; our ability to identify, attract and retain qualified employees; unforeseen problems with the implementation and maintenance of our information systems, including our new ERP system; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises; our involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; our reliance on subcontractors and on a limited number of third parties to manufacture and supply our products; our ability to comply with our development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, our products and systems; and changes in U.S. and foreign tax laws, exchange rates or our economic assumptions regarding our pension plans. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Information

In addition to results reported under GAAP, we provide certain non-GAAP measures. These non-GAAP measures consist of Adjusted net income, Adjusted earnings per share (Adjusted EPS), and Adjusted EBITDA. We believe that these non-GAAP measures provide additional insight into our ongoing operations and underlying business trends, facilitate a comparison of our results between current and prior periods, and facilitate the comparison of our operating results with the results of other public companies that provide non-GAAP measures. We use Adjusted EBITDA internally to evaluate the operating performance of our business, for strategic planning purposes, and as a factor in determining incentive compensation for certain employees. These non-GAAP measures facilitate company-to-company operating comparisons by excluding items that we believe are not part of our core operating performance. Adjusted net income is defined as GAAP net income (loss) from continuing operations attributable to Cubic excluding amortization of purchased intangibles, restructuring costs, acquisition related expenses, strategic and IT system resource planning expenses, gains or losses on the disposal of fixed assets, other non-operating expense (income), tax impacts related to acquisitions, and the impact of U.S. Tax Reform. Adjusted EPS is defined as Adjusted net income on a per share basis using the weighted average diluted shares outstanding. Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to Cubic before interest expense (income), income taxes, depreciation and amortization, other non-operating expense (income), acquisition related expenses, strategic and IT system resource planning expenses, restructuring costs, and gains or losses on the disposal of fixed assets. Strategic and IT system resource planning expenses consists of expenses incurred in the development of our ERP system and the redesign of our supply chain which include internal labor costs and external costs of materials and services that do not qualify for capitalization. Acquisition related expenses include business acquisition expenses including retention bonus expenses, due diligence and consulting costs incurred in connection with the acquisitions, and expenses recognized related to the change in the fair value of contingent consideration for acquisitions.

These non-GAAP measures are not measurements of financial performance under GAAP and should not be considered as measures of discretionary cash available to the company or as alternatives to net income as a measure of performance. In addition, other companies may define these non-GAAP measures differently and, as a result, our non-GAAP measures may not be directly comparable to the non-GAAP measures of other companies. Furthermore, non-GAAP financial measures have limitations as an analytical tool and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Investors are advised to carefully review our GAAP financial results that are disclosed in our SEC filings. With respect to our fiscal year 2019 Adjusted EBITDA and Adjusted EPS guidance, certain items that affect GAAP net income cannot be reasonably predicted as we are unable to quantify certain amounts that would be required to be included in the comparable forecasted GAAP measures without unreasonable effort. As such, we are unable to provide a reasonable estimate of GAAP net income or GAAP EPS, or a corresponding reconciliation of Adjusted EBITDA and Adjusted EPS guidance to GAAP net income or GAAP EPS for the full year. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

We reconcile Adjusted EBITDA and Adjusted net income to GAAP net income, which we consider to be the most directly comparable GAAP financial measure. We reconcile Adjusted EPS to GAAP EPS, which we consider to be the most directly comparable GAAP financial measure. The following tables reconcile these non-GAAP measures to their most directly comparable GAAP financial measure. On May 31, 2018 Cubic sold the CGD Services business. The operating results of this business and loss on sale have been excluded from the figures for all periods presented.

Media Contact

Laura Chon

Corporate Communications

Cubic Corporation

PH: +1 858-505-2181

Laura.Chon@cubic.com

Investor Contact

Kirsten Nielsen

Investor Relations

Cubic Corporation

PH +1 212-331-9760

Kirsten.Nielsen@cubic.com

GAAP NET INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) RECONCILIATION

($ In Millions)	Three Months Ended March 31,		Six Months Ended March 31,
Cubic Transportation Systems	2019	2018	2019	2018
Sales	$200.7	$167.0	$382.5	$313.5
Operating income	$8.8	$14.2	$19.8	$24.1
Depreciation and amortization	9.5	3.0	17.2	6.3
Noncontrolling interest in income of VIE	(1.8)	-	(3.3)	-
Acquisition related expenses, excluding amortization	3.6	-	5.4	-
Restructuring costs	0.3	-	0.7	0.2
Adjusted EBITDA	$20.4	$17.2	$39.8	$30.6
Adjusted EBITDA margin	10.2%	10.3%	10.4%	9.8%

	Three Months Ended March 31,		Six Months Ended March 31,
Cubic Mission Solutions	2019	2018	2019	2018
Sales	$61.9	$36.1	$108.3	$69.2
Operating loss	$(8.5)	$(7.8)	$(13.4)	$(16.7)
Depreciation and amortization	5.8	5.2	11.2	11.1
Acquisition related expenses, excluding amortization	2.6	0.6	2.8	1.9
Adjusted EBITDA	$(0.1)	$(2.0)	$0.6	$(3.7)
Adjusted EBITDA margin	-0.2%	-5.6%	0.6%	-5.3%

	Three Months Ended March 31,		Six Months Ended March 31,
Cubic Global Defense	2019	2018	2019	2018
Sales	$74.7	$75.5	$151.8	$144.3
Operating income	$5.2	$5.3	$8.1	$6.7
Depreciation and amortization	1.5	2.0	3.7	4.1
Acquisition related expenses, excluding amortization	(0.2)	-	0.3	-
Restructuring costs	-	0.1	0.1	0.8
Adjusted EBITDA	$6.5	$7.4	$12.2	$11.6
Adjusted EBITDA margin	8.7%	9.8%	8.0%	8.0%

($ In Millions)	Three Months Ended March 31,		Six Months Ended March 31,
Cubic Consolidated	2019	2018	2019	2018
Sales	$337.3	$278.6	$642.6	$527.0
Net loss from continuing operations attributable to Cubic	$(8.0)	$(3.3)	$(14.6)	$(14.8)
Noncontrolling interest in loss of VIE	(1.4)	-	(5.4)	-
(Benefit) provision for income taxes	(3.7)	1.4	(1.3)	(1.3)
Interest expense, net	3.1	2.2	5.9	4.5
Other non-operating expense (income), net	3.6	(2.0)	8.4	(2.0)
Operating loss	$(6.5)	$(1.7)	$(7.1)	$(13.6)
Depreciation and amortization	17.6	11.1	33.6	23.5
Noncontrolling interest in EBITDA of VIE	(1.8)	-	(3.3)	-
Acquisition related expenses, excluding amortization	6.1	0.5	8.6	1.9
Strategic and IT system resource planning expenses	2.3	5.7	3.9	13.7
Restructuring costs	1.7	0.2	3.7	1.8
Adjusted EBITDA	$19.4	$15.8	$39.4	$27.3
Adjusted EBITDA margin	5.8%	5.7%	6.1%	5.2%

Amounts may not sum due to rounding

GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP EPS TO ADJUSTED EPS RECONCILIATION

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(in millions, except per share data)
GAAP EPS	$(0.26)	$(0.12)	$(0.49)	$(0.54)
GAAP Net loss from continuing operations attributable to Cubic	$(8.0)	$(3.3)	$(14.6)	$(14.8)
Noncontrolling interest in the loss of the VIE	(1.4)	—	(5.4)	—
Amortization of purchased intangibles	12.4	6.5	23.0	13.8
Restructuring costs	1.7	0.2	3.7	1.8
Acquisition related expenses, excluding amortization	6.1	0.5	8.6	1.9
Strategic and IT system resource planning expenses	2.3	5.7	3.9	13.7
Other non-operating expense (income), net	3.6	(2.0)	8.4	(2.0)
Noncontrolling interest in Adjusted net income of VIE	(2.0)	—	(3.5)	—
Tax impact related to acquisitions[1]	(7.2)	(1.2)	(7.5)	(1.2)
Impact of U.S. Tax Reform	—	—	—	(4.0)
Tax impact related to non-GAAP adjustments[2]	0.1	(0.3)	0.1	(0.6)
Adjusted net income	$7.6	$6.1	$16.7	$8.6
Adjusted EPS	$0.24	$0.22	$0.56	$0.32

Weighted Average Diluted Shares Outstanding (in thousands)	31,150	27,223	29,821	27,215

Amounts may not sum due to rounding

1 Represents the tax accounting impact of significant discrete items recorded at the time of acquisition.

2 The tax rate applied to the non-GAAP adjustments is based upon the statutory tax rate of the jurisdiction of the event.

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net sales:
Products	$222,744	$157,445	$404,997	$289,188
Services	114,595	121,141	237,601	237,789
	337,339	278,586	642,598	526,977
Costs and expenses:
Products	167,567	117,093	293,052	208,666
Services	82,212	78,457	174,997	164,674
Selling, general and administrative expenses	66,195	63,773	129,181	125,453
Research and development	13,754	14,202	25,766	26,179
Amortization of purchased intangibles	12,395	6,484	22,960	13,835
Restructuring costs	1,757	256	3,749	1,751
	343,880	280,265	649,705	540,558

Operating loss	(6,541)	(1,679)	(7,107)	(13,581)

Other income (expenses):
Interest and dividend income	1,413	625	2,647	1,107
Interest expense	(4,531)	(2,911)	(8,563)	(5,585)
Other income (expense), net	(3,602)	2,028	(8,355)	1,950

Loss from continuing operations before income taxes	(13,261)	(1,937)	(21,378)	(16,109)

Income tax (benefit) provision	(3,831)	1,409	(1,334)	(1,328)

Loss from continuing operations	(9,430)	(3,346)	(20,044)	(14,781)
Net income (loss) from discontinued operations	(1,339)	1,335	(1,339)	2,984
Net loss	(10,769)	(2,011)	(21,383)	(11,797)

Less noncontrolling interest in loss of VIE	(1,377)	—	(5,404)	—

Net loss attributable to Cubic	$(9,392)	$(2,011)	$(15,979)	$(11,797)

Amounts attributable to Cubic:
Net loss from continuing operations	$(8,053)	$(3,346)	$(14,640)	$(14,781)
Net income (loss) from discontinued operations	(1,339)	1,335	(1,339)	2,984
Net loss attributable to Cubic	$(9,392)	$(2,011)	$(15,979)	$(11,797)

Net income (loss) per share:
Basic
Continuing operations attributable to Cubic	$(0.26)	$(0.12)	$(0.49)	$(0.54)
Discontinued operations	$(0.04)	$0.05	$(0.04)	$0.11
Basic earnings per share attributable to Cubic	$(0.30)	$(0.07)	$(0.54)	$(0.43)

Diluted
Continuing operations attributable to Cubic	$(0.26)	$(0.12)	$(0.49)	$(0.54)
Discontinued operations	$(0.04)	$0.05	$(0.04)	$0.11
Diluted earnings per share attributable to Cubic	$(0.30)	$(0.07)	$(0.54)	$(0.43)

Dividends per common share	$0.14	$0.14	$0.14	$0.14

Weighted average shares used in per share calculations:
Basic	31,150	27,223	29,821	27,215
Diluted	31,150	27,223	29,821	27,215

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	September 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$42,483	$111,834
Cash in consolidated VIE	362	374
Restricted cash	19,064	17,400
Restricted cash in consolidated VIE	9,967	10,000
Accounts receivable:
Long-term contracts	159,246	393,691
Allowance for doubtful accounts	(1,714)	(1,324)
	157,532	392,367

Contract assets	296,920	—
Recoverable income taxes	5,910	91
Inventories	119,870	84,199
Assets held for sale	12,620	8,177
Other current assets	44,471	43,705
Other current assets in consolidated VIE	43	—
Total current assets	709,242	668,147

Long-term contracts receivables	—	6,134
Long-term contracts financing receivables	41,758	—
Long-term contracts financing receivables in consolidated VIE	68,779	—
Long-term capitalized contract costs	—	84,924
Long-term capitalized contract costs in consolidated VIE	—	1,258
Property, plant and equipment, net	129,367	117,546
Deferred income taxes	4,798	4,713
Goodwill	579,648	333,626
Purchased intangibles, net	184,104	73,533
Other assets	14,290	14,192
Other assets in consolidated VIE	1,114	810
Total assets	$1,733,100	$1,304,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$209,000	$—
Trade accounts payable	129,686	125,414
Trade accounts payable in consolidated VIE	156	165
Contract liabilities	78,352	—
Customer advances	—	75,941
Accrued compensation and other current liabilities	93,256	118,233
Accrued compensation and other current liabilities in consolidated VIE	204	—
Income taxes payable	2,690	8,586
Current portion of long-term debt	10,714	—
Total current liabilities	524,058	328,339

Long-term debt	189,095	199,793
Long-term debt in consolidated VIE	25,602	9,056
Other long-term liabilities	41,290	43,486
Other long-term liabilities in consolidated VIE	9,866	13

Shareholders’ equity:
Common stock	264,612	45,008
Retained earnings	801,486	801,834
Accumulated other comprehensive loss	(110,156)	(110,643)
Treasury stock at cost	(36,078)	(36,078)
Shareholders’ equity related to Cubic	919,864	700,121
Noncontrolling interest in consolidated VIE	23,325	24,075
Total shareholders’ equity	943,189	724,196
Total liabilities and shareholders’ equity	$1,733,100	$1,304,883

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Operating Activities:
Net loss	$(10,769)	$(2,011)	$(21,383)	$(11,797)
Net (income) loss from discontinued operations	1,339	(1,335)	1,339	(2,984)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,587	11,058	33,598	23,491
Share-based compensation expense	3,638	870	6,358	2,497
Change in fair value of contingent consideration	241	154	670	452
Loss on disposal of assets	—	(1,474)	—	(1,474)
Deferred income taxes	(5,825)	(185)	(5,825)	(185)
Changes in operating assets and liabilities, net of effects from acquisitions:	(28,754)	5,417	(98,467)	(9,021)
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATING ACTIVITIES	(22,543)	12,494	(83,710)	979
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	21,556	—	6,133
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(22,543)	34,050	(83,710)	7,112

Investing Activities:
Acquisition of businesses, net of cash acquired	(148,704)	(4,884)	(395,854)	(9,534)
Purchases of property, plant and equipment	(10,132)	(5,468)	(22,177)	(11,786)
Proceeds from sale of assets	—	2,400	—	2,400
Purchase of non-marketable debt and equity securities	—	(579)	—	(1,250)
NET CASH USED IN INVESTING ACTIVITIES	(158,836)	(8,531)	(418,031)	(20,170)

Financing Activities:
Proceeds from short-term borrowings	242,500	37,120	614,500	119,120
Principal payments on short-term borrowings	(98,000)	(48,120)	(405,500)	(97,120)
Proceeds from long-term borrowings in consolidated VIE	9,700	—	15,498	—
Proceeds from stock issued under employee stock purchase plan	783	798	783	798
Purchase of common stock	—	(68)	(3,419)	(2,324)
Dividends paid	(4,205)	(3,676)	(4,205)	(3,676)
Contingent consideration payments related to acquisitions of businesses	(385)	—	(820)	(656)
Proceeds from equity offering, net	—	—	215,832	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	150,393	(13,946)	432,669	16,142

Effect of exchange rates on cash	(622)	(1,209)	1,340	(532)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(31,608)	10,364	(67,732)	2,552

Cash and cash equivalents at the beginning of the period	103,484	60,765	139,608	68,577

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$71,876	$71,129	$71,876	$71,129

Supplemental disclosure of non-cash investing and financing activities:
Receivable recognized in connection with the acquisition of Trafficware, net	$—	$—	$1,588	$—
Receivable recognized in connection with the acquisition of GRIDSMART, net	$442	$—	$442	$—
Receivable recognized in connection with the acquisition of Nuvotronics, net	$166	$—	$166	$—
Liability incurred to acquire Nuvotronics, net	$4,900	$—	$4,900	$—